UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
__________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2018
__________________________
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in charter)
__________________________

Delaware	001-8777	95-1613718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2027 Harpers Way, Torrance, California 90501
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (310) 533-0474
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
¬ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¬ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¬ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¬ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 20, 2018, the Board of Directors (the “Board”) of Virco Mfg. Corporation (the “Company”), in accordance with Section 2.01 of the Company’s Amended and Restated By-laws, approved an increase in the size of the Board by two directors to eight persons. The Board added one Class II directorship (with a term expiring at the 2018 Annual Meeting of Stockholders) and one Class III directorship (with a term expiring at the 2019 Annual Meeting of Stockholders).
Also at the February 20, 2018 Board meeting, Mr. Donald R. Rudkin, previously a Class II director, resigned as a Class II director and was immediately appointed as a Class III director by the remaining members of the Board. Mr. Rudkin’s resignation and reappointment were effected solely to reclassify certain members of the Board, and his service on the Board is deemed to have continued uninterrupted without any break in service.
Also on February 20, 2018, the Board voted to appoint two new directors (identified below) with an effective date of April 1, 2018. Both individuals will serve as Class II directors commencing April 1, 2018 until the Company’s 2018 Annual Meeting of Stockholders or until the election and qualification of their respective successors. There was no arrangement or understanding between the new directors and any other person pursuant to which either person was selected as a director. Ms. Winkler, as an independent director, will also serve on the Audit, Compensation, and Corporate Governance and Nominating Committees of the Board.
The two new directors are identified below:
Kathy Virtue Young has been employed by the Company in various sales positions since October 1986, and currently serves as a Regional Sales Manager for the Company. As an employee of the Company, Ms. Virtue Young will not receive additional compensation for service as a director. Ms. Virtue Young is the daughter of Robert A. Virtue and sister of Douglas A. Virtue.
Agnieszka Winkler is the founder and Chairperson of The Winkler Group, a San Francisco-based management consultancy specializing in branding and marketing efficiency and effectiveness. She is also the founder and former Chairperson and Chief Executive Officer of Winkler Advertising, founded in 1984, and Team Toolz Inc., founded in 1999. Ms. Winkler has also served on the Boards of Directors of the following public and private companies: The Cheesecake Factory Inc., Inter-Tel Inc., Reno Air, Inc., SuperCuts, Inc., Ascension Health Care Network and Iplocks. Ms. Winkler currently serves on the Board of Trustees of Santa Clara University, Holy Names University and Catholic Charities of Santa Clara County. Ms. Winkler is the author of the book, “Warp Speed Branding,” published by Wiley in the United States, China, and Turkey, and is a frequent speaker on the subject of technological innovation, corporate governance issues and spirituality in business.
As a non-employee director, Ms. Winkler will, commencing April 1, 2018, receive the standard compensation amounts payable to non-employee directors of the Company, comprised of an annual retainer of $100,000 payable in monthly cash payments and $50,000 in the form of restricted stock granted each year on the date of the Annual Meeting of Stockholders. Directors are also reimbursed for travel and related expenses incurred to attend Board and committee meetings.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION

Date: February 26, 2018	By:	/s/ Robert A. Virtue
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors